Exhibit 10.4

GUARANTY AGREEMENT
(this “Guaranty”)

Dated as of:  May 4, 2012

GEORGE T. GAMBLE 1991 TRUST,
c/o GEORGE T. GAMBLE, TRUSTEE
P. O. Box 128
Oakville, California  94562

Re:
Senior Secured Note and Warrant Purchase Agreement dated as of May 4, 2012 (as amended, modified, restated, or supplemented, the “Agreement”) by and between TRI-VALLEY CORPORATION, a Delaware corporation, as the Debtor (the “Borrower”) and the GEORGE T. GAMBLE 1991 TRUST, as the Purchaser (the “Lender”).

Ladies and Gentlemen:

WHEREAS, each of the undersigned (each, a “Guarantor” and, collectively, the “Guarantors”) is a direct or indirect Subsidiary of the Borrower; and

WHEREAS, capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Agreement; and

WHEREAS, the Lender has agreed to make loans to the Borrower, pursuant to, and upon the terms and subject to the conditions specified in, the Agreement; and

WHEREAS, each Guarantor acknowledges that it will derive substantial, direct or indirect, benefits from the making of the loan by the Lender; and

WHEREAS, the obligations of the Lender to make the loan are conditioned on, among other things, the execution and delivery by the Guarantors of this Guaranty; and

WHEREAS, as consideration therefor and in order to induce the Lender to make the loans, the Guarantors are willing to execute this Guaranty; and

WHEREAS, each Guarantor has duly authorized the execution, delivery and performance of this Guaranty and will receive direct and indirect benefits by reason of the availability of the loans made to the Borrower by the Lender; and

WHEREAS, each Guarantor’s business is a specialized part of an integrated and coordinated enterprise conducted by the Borrower through the Borrower and each Guarantor for the convenience, economic advantage and greater profit of the integrated and coordinated enterprise represented by the Borrower and the Guarantors.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor hereby agrees as follows:

1. Guaranty.  The undersigned Guarantors do hereby, jointly and severally with each other Guarantor, irrevocably, absolutely, and unconditionally guarantee (a) payment, when due, of any and all indebtedness and other amounts of every kind, howsoever created, arising, or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or owing to the Lender by the Borrower under the Note, (including, without limitation, amounts that would become due but for operation of any applicable provision of Title 11 of the United States Code (including, without limitation, 11 U.S.C.  §§ 502 and 506)), together with all pre- and post-maturity interest thereon (including, without limitation, all post-petition interest if the Borrower voluntarily or involuntarily file for bankruptcy protection) (all such obligations being hereinafter collectively referred to as the “Liabilities”) and (b) the performance by the Borrower of its obligations under the Agreement and the Transaction Documents pursuant to the terms thereof (the “Obligations”).  The Guarantors hereby agree that, upon the occurrence of any Event of Default, the Guarantors will forthwith pay the Liabilities as limited by this paragraph immediately upon written demand or perform the Obligations.  Notwithstanding anything in this Guaranty to the contrary, the aggregate amount of each Guarantor’s liability under this Guaranty shall not exceed the maximum amount of such liability that can be hereby incurred without rendering this Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer and not for any greater amount.

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2.           Guaranty Continuing, Absolute, Unlimited.  This Guaranty is a continuing, absolute, and unlimited guarantee of payment and the Guarantors are a primary obligor and not a surety.  The Liabilities and Obligations shall be conclusively presumed to have been created in reliance on this Guaranty.  The Lender shall not be required to proceed first against the Borrower or any other Person, firm or corporation or against any property securing any of the Liabilities or Obligations before resorting to the Guarantors for payment or performance.  To the extent permitted by applicable law, this Guaranty shall be construed as a guarantee of payment without regard to the enforceability of any of the Liabilities or Obligations or the rejection of the Agreement in bankruptcy, and notwithstanding any claim, defense (other than payment or performance by the Borrower or the Guarantors) or right of setoff which the Borrower or the Guarantors may have against the Lender, including any such claim, defense, or right of setoff based on any present or future law or order of any government (de jure or de facto), or of any agency thereof or court of law purporting to reduce, amend, or otherwise affect any of the Liabilities or Obligations of the Borrower or any other obligor, or to vary any terms of payment thereof, and without regard to any other circumstances which might otherwise constitute a legal or equitable discharge of a surety or a guarantor.  The Guarantors agree that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment to the Lender of the Liabilities or any part thereof is rescinded or must otherwise be returned by the Lender upon the insolvency, bankruptcy, or reorganization of the Borrower, or otherwise, as though such payment to such Lender had not been made.  To the extent permitted by applicable law, the Guarantors’ obligation to fully pay or perform the Liabilities and any remedy for the enforcement thereof shall not be impaired, modified, released, or limited in any way by any impairment, modification, release, or limitation of the liability of the Borrower or its bankruptcy estate, resulting from the operation of any present or future provision of any debtor relief law or from the decision of any court interpreting the same.

3.           Guaranty Not Affected by Change in Security or Other Actions.  The Lender may, from time to time, without the consent of or notice to the Guarantors, take any or all of the following actions without impairing or affecting (except insofar as the Liabilities are reduced or modified thereby), the Guarantors’ obligations under this Guaranty or releasing or exonerating any Guarantor from any of its liabilities hereunder:

(a)           retain or obtain a security interest in any property to secure any of the Liabilities or any obligation hereunder;

(b)           retain or obtain the primary or secondary liability of any party or parties, in addition to the Guarantors, with respect to any of the Liabilities;

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(c)           extend the time or change the manner, place or terms of payment of, or renew or amend any note or other instrument evidencing the Liabilities or any part thereof, or amend in any manner any agreement relating thereto, in each case in accordance with the terms of each such agreement;

(d)           release or compromise, in whole or in part, or accept full or partial payment for, any of the Liabilities hereby guaranteed, or any liability of any nature of any other party or parties with respect to the Liabilities or any security therefore;

(e)           enforce the Lender’s security interest, if any, in all or any properties securing any of the Liabilities or any Obligations hereunder in order to obtain full or partial payment of the Liabilities then outstanding; or

(f)           release or fail to perfect, protect, or enforce the Lender’s security interest, if any, in all or any properties securing any of the Liabilities or any obligation hereunder, or permit any substitution or exchange for any such property.

4.           Waivers.  Each Guarantor hereby expressly waives to the extent permitted by law:

(a)           notice of acceptance of this Guaranty;

(b)           notice of the existence or incurrence of any or all of the Liabilities in accordance with the Transaction Documents;

(c)           presentment, demand, notice of dishonor, protest, and all other notices whatsoever (except the written demand referred to in Section 1 hereinabove);

(d)           any requirement that proceedings first be instituted by the Lender against the Borrower;

(e)           all diligence in collection or protection of or realization upon the Liabilities or any part thereof, or any obligation hereunder, or any collateral for any of the foregoing;

(f)           any rights or defenses based on the Lender’s election of remedies, including any defense to the Lender’s action to recover any deficiency after a non-judicial sale; and

(g)           the occurrence of every other condition precedent to which the Guarantor might otherwise be entitled.

5.           Representations, Warranties and Agreements of each Guarantor.  Each Guarantor represents and warrants to the Lender that:

(a)           Each Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, organized, or otherwise formed.  Except where failure will not have a Material Adverse Effect, each Guarantor (i) is duly qualified to transact business and is in good standing as a foreign corporation or other entity in each jurisdiction where the nature and extent of its business and properties require due qualification and good standing, (ii) possesses all requisite authority, permits and power to conduct its business as is now being, or as currently contemplated to be, conducted, and (iii) is in compliance with all applicable laws, except in each case where the failure to so qualify, to possess such authority, permits or power or to comply with such law would not have a Material Adverse Effect.

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(b)           The execution and delivery by each Guarantor of this Guaranty or related document to which it is a party and the performance by it of its obligations thereunder (i) are within its corporate, organizational or partnership power, (ii) have been duly authorized by all necessary corporate, organizational, or partnership action, (iii) require no action by or filing with any tribunal (other than any action or filing that has been taken or made on or before the date of this Guaranty or which would not cause a Material Adverse Effect), (iv) do not violate any provision of its charter, bylaws, resolutions, or partnership agreement, (v) do not violate any provision of law or order of any tribunal applicable to it, other than violations that individually or collectively will not have a Material Adverse Effect, (vi) do not violate any material agreements to which it is a party, other than a violation which would not have a Material Adverse Effect, (vii) are in furtherance of the corporate, organizational, or partnership purposes of the Guarantors and (viii) do not require the consent or approval of the shareholders, members, or partners of the Guarantors, except in such cases in which such consent or approval has been obtained.

(c)           Upon execution and delivery by all parties thereto, this Guaranty will constitute a legal and binding obligation of each Guarantor, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable debtor relief laws and general principles of equity.

(d)           As of the date of this Guaranty, each Guarantor is, and after giving effect to this Guaranty, including without limitation, the limitations set forth in Section 1 hereof, will be, solvent.

6.           Remedies Upon Default.  Without limiting any other rights or remedies of the Lender provided for elsewhere in this Guaranty or the Transaction Documents, or by any requirement of law, or in equity, or otherwise:

(a)           Upon the occurrence of any Event of Default, the Lender may without any notice to (except as expressly provided herein or in any Transaction Document) or demand upon the Guarantors, which are expressly waived by the Guarantors (except as to notices expressly provided for herein or in any Transaction Document), proceed to protect, exercise and enforce the rights and remedies of the Lender against the Guarantors hereunder or under the Transaction Documents and such other rights and remedies as are provided by requirement of law or equity.

(b)           The rights provided for in this Guaranty and the Transaction Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

(c)           The order and manner in which the Lender’s rights and remedies upon the occurrence and during the continuance of an Event of Default are to be exercised shall be determined by the Lender, as the case may be, in its sole discretion, and all payments received by the Lender shall be applied first to the costs and expenses (including reasonable attorney’s fees incurred by the Lender) of the Lender, then to the payment of all accrued and unpaid amounts due under any Transaction Documents to and including the date of such application.  To the extent permitted by applicable law, no application of payments will cure any Event of Default, or prevent acceleration, or continued acceleration, of amounts payable under the Transaction Documents, or prevent the exercise, or continued exercise, of rights or remedies of the Lender hereunder or thereunder or under any requirement of law or in equity.

7.           Payments.  Each payment by the Guarantors to the Lender under this Guaranty shall be made by transferring the amount thereof in immediately available funds without set-off or counterclaim.

8.           Costs, Expenses and Taxes.  The Guarantors agree to pay on demand:  (a) all reasonable out of pocket costs and expenses of the Lender in connection with the preparation, execution and delivery of this Guaranty and any other documents to be delivered hereunder, including the reasonable fees and out of pocket expenses of counsel for the Lender with respect thereto and with respect to advising the Lender as to its rights and responsibilities under this Guaranty, and any modification, supplement or waiver of any of the terms of this Guaranty, (b) all reasonable costs and expenses of the Lender hereunder, including reasonable legal fees and expenses of counsel to the Lender, in connection with a default or the enforcement of this Guaranty and (c) reasonable costs and expenses incurred in connection with third party professional services reasonably required by the Lender pursuant to the Transaction Documents such as appraisers, environmental consultants, accountants or similar Persons; provided that except during the continuance of any Event of Default hereunder, the Lender will first obtain the consent of the Guarantors to such expense, which consent shall not be unreasonably withheld.  Without prejudice to the survival of any other obligations of the Guarantors hereunder, the obligations of the Guarantors under this Section shall survive the termination of this Guaranty.

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9.           Subrogation.  The Guarantors shall not be subrogated to, in whole or in part, and agrees not to exercise any rights of subrogation with respect to, the rights of the Lender or those of any subsequent assignee or transferee of any of the Liabilities until all the Liabilities to the Lender and every such subsequent assignee or transferee shall have been paid in full.  The provisions of this Section 9 shall survive the termination of this Guaranty and any satisfaction and discharge of the Borrower by virtue of any payment, court order, or law.

10.           No Waiver; Remedies.  No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, or any abandonment or discontinuance of any steps to enforce such right, preclude any other or further exercise thereof or the exercise of any other right.  No notice to or demand on the Guarantors in any case shall entitle the Guarantors to any other or further notice or demand in similar or other circumstances.  The remedies herein are cumulative and not exclusive of any other remedies provided by law, at equity or in any other agreement.

11.           Survival of Representations and Warranties.  All representations, warranties and covenants contained herein or made in writing by the Guarantors in connection herewith shall survive the execution and delivery of this Guaranty, and the termination of the Transaction Documents and will bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not.

12.           Confidentiality.  The Lender agrees to keep any information delivered or made available by the Guarantors to it which is clearly indicated to be confidential information, confidential from anyone other than Persons employed or retained by the Lender who are or are expected to become engaged in evaluating, approving, structuring or administering the Transaction Documents; provided that nothing herein shall prevent the Lender from disclosing such information (a) pursuant to subpoena or upon the order of any court or administrative agency, (b) upon the request or demand of any regulatory agency or authority having jurisdiction over Lender, (c) which has been publicly disclosed, (d) to the extent reasonably required in connection with any litigation to which the Lender, the Borrower, the Guarantors or their respective Affiliates (as defined below) may be a party, (e) to the extent reasonably required in connection with the exercise of any remedy hereunder, or (f) to the Lender’s legal counsel and independent auditors.  The Lender will promptly notify the Guarantors of any information that it is required or requested to deliver pursuant to clause (a) or (b) of this Section 12 and, if the Guarantors are a party to any such litigation, clause (d) of this Section 12. Herein, “Affiliates” means, as to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person, (b) that directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting stock of such Person, or (c) ten percent (10%) or more of the voting stock of which is directly or indirectly beneficially owned or held by the Person in question; and herein the term “control” means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by control, or otherwise; provided, however, in no event shall Lender be deemed an Affiliate of Borrower.

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13.           Bankruptcy, Etc.

(a)           So long as any Obligations remain outstanding, no Guarantor shall, without the prior written consent of the Lender, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against the Borrower or any other Guarantor.  The obligations of the Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Borrower or any other Guarantor or by any defense which the Borrower or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(b)           Each Guarantor acknowledges and agrees that any interest on any portion of the Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Obligations if such case or proceeding had not been commended) shall be included in the Obligations because it is the intention of the Guarantors and the Lender that the Obligations which are guaranteed by the Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve the Borrower of any portion of such Obligations.  The Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person to pay the Lender, or allow the claim of the Lender in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

(c)           In the event that all or any portion of the Obligations are paid by the Borrower, the obligations of the Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from Lender as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Obligations for all purposes hereunder.

14.           Discharge of Guaranty upon Sale of Guarantor.  If all of the equity interests of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions of the Agreement, the guarantee of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by Lender or any other Person effective as of the time of such sale.

15.           Severability.  Should any clause, sentence, paragraph or Section of this Guaranty be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Guaranty, and the parties hereto agree that the part or parts of this Guaranty so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom and the remainder will have the same force and effectiveness as if such part or parts had never been included herein.

16.           Execution in Counterparts.  This Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

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17.           Interpretation.

(a)           In this Guaranty, unless a clear contrary intention appears:

(i)           the singular number includes the plural number and vice versa;

(ii)           reference to any gender includes each other gender;

(iii)           the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Guaranty as a whole and not to any particular Article, Section or other subdivision;

(iv)           reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Guaranty, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; provided that nothing in this clause is intended to authorize any assignment not otherwise permitted by this Guaranty;

(v)           except as expressly provided to the contrary herein, reference to any agreement, document or instrument (including this Guaranty) means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof;

(vi)           unless the context indicates otherwise, reference to any Article, Section, Schedule or Exhibit means such Article or Section hereof or such Schedule or Exhibit hereto;

(vii)           the word “including” (and with correlative meaning “include”) means including, without limiting the generality of any description preceding such term;

(viii)           with respect to the determination of any period of time, except as expressly provided to the contrary, the word “from” means “from and including” and the word “to” means “to but excluding”; and

(ix)           reference to any law, rule or regulation means such as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time.

(b)           The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

(c)           No provision of this Guaranty shall be interpreted or construed against any Person solely because that Person or its legal representative drafted such provision.

18.           Submission to Jurisdiction.  EACH GUARANTOR, TO THE EXTENT PERMITTED BY APPLICABLE LAW, HEREBY (A) AGREES THAT VENUE FOR ANY DISPUTE ARISING UNDER THIS GUARANTY WILL LIE EXCLUSIVELY IN THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, CALIFORNIA, (B) IRREVOCABLY WAIVES ANY RIGHT TO RAISE FORUM NON CONVENIENS OR ANY OTHER ARGUMENT THAT SUCH VENUE IS NOT THE PROPER VENUE, (C) IRREVOCABLY CONSENTS TO PERSONAL JURISDICTION IN THE STATE AND FEDERAL COURTS IN THE COUNTY OF LOS ANGELES, CALIFORNIA, AND (D) CONSENTS TO PROCESS BEING SERVED IN ANY SUCH ACTION BY MAILING A COPY THEREOF TO SUCH GUARANTOR AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS GUARANTY AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF.  NOTHING IN THIS SECTION 18 SHALL AFFECT OR LIMIT ANY RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.  EACH GUARANTOR AND THE LENDER HEREBY AGREE THAT THE PREVAILING PARTY IN ANY ACTION ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE OTHER TRANSACTION DOCUMENTS SHALL BE ENTITLED TO REIMBURSEMENT FOR REASONABLE AND DOCUMENTED LEGAL FEES FROM THE NON-PREVAILING PARTY.

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19.           Waiver of Jury Trial.  EACH GUARANTOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS GUARANTY OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH, AND AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

20.           Parties.  This Guaranty shall inure to the benefit of the Lender and their respective successors, assigns or transferees, and shall be binding upon the Guarantors and its successors and assigns.  The Guarantors may not assign any of its duties under this Guaranty without the prior written consent of the Lender.

21.           Notices.  All such notices (a) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received, or (b) sent by facsimile shall be deemed to have been given when sent; provided that if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient:

(i)	If to any Guarantor:
Tri-Valley Oil & Gas Co.
4927 Calloway Drive
Bakersfield, California 93312
Attention: Chief Executive Officer
Telephone: 661-864-0500

Select Resources Corporation
4927 Calloway Drive
Bakersfield, California 93312
Attention: Chief Executive Officer
Telephone: 661-864-0500

(ii)           Notices and other communications to the Lender hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Lender.  The Lender or the Guarantors may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that such approval of such procedures may be limited to particular notices or communications.

(iii)           Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance with the provisions of this Guaranty shall be deemed to have been given on the date of receipt.

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22.           Term; Additional Guarantors.

(a)           This Guaranty is not limited to any particular period of time, but shall continue in full force and effect until all of the Liabilities have been fully and finally paid or have been otherwise discharged by the Lender, and the Guarantors shall not be released from any obligation or liability hereunder until such full payment or discharge shall have occurred.

(b)           Each Subsidiary of the Borrower that is required to become a party to this Guaranty pursuant to Section 6.1(i) of the Agreement shall become a Guarantor for all purposes of this Guaranty upon the execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 attached hereto, thereafter such Subsidiary shall have the same rights, benefits and obligations as a Guarantor party hereto on the date thereof.

23.           Governing Law.  THIS GUARANTY AND ALL OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH SHALL BE DEEMED TO BE CONTRACTS AND AGREEMENTS EXECUTED BY THE GUARANTORS AND LENDER UNDER THE INTERNAL LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE INTERNAL LAWS OF SAID STATE.

24.           Indemnity.

(a)           The Borrower shall indemnify the Lender, and each affiliate of Lender (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Guaranty, the Agreement, or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the transactions or any other transactions contemplated hereby, (ii) any loan or the use of the proceeds therefrom, (iii) any environmental claim arising out of or related to any property owned or operated by the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(b)           Without limiting any provision of this Guaranty, it is the express intention of the parties hereto that each Person to be indemnified hereunder or thereunder shall be indemnified and held harmless against any and all losses, liabilities, claims or damages: (i) arising out of or resulting from the ordinary sole or contributory negligence of such Person or (ii) imposed upon said party under any theory of strict liability.  Without prejudice to the survival of any other obligations of the Guarantors hereunder and under the Transaction Documents, the obligations of the Guarantors under this Section shall survive the termination of this Guaranty and the Transaction Documents and the payment of the Liabilities.

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25.           New Guaranty.  In the event that (a) any Transaction Document is rejected by a trustee or debtor-in-possession in any bankruptcy or insolvency proceeding involving the Borrower or (b) any Transaction Document or this Guaranty is terminated as a result of any bankruptcy or insolvency proceeding involving the Borrower and, if within sixty (60) days after such rejection or termination, the Lender or its designee shall so request and shall certify in writing to the Guarantors that it intends to perform the Obligations of the Borrower as and to the extent required under such Transaction Document or this Guaranty, as applicable, the Guarantors will, unless prohibited by bankruptcy or other applicable law, execute and deliver to the Lender or such designee, a new guaranty that shall contain the same conditions, agreements, terms, provisions and limitations as this Guaranty (except for any requirements which have been fulfilled by the Borrower and the Guarantors prior to such rejection or termination).

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Sincerely yours,

GUARANTORS:

Tri-Valley Oil & Gas Co., a California corporation

By:	/s/ Maston N. Cunningham
Maston N. Cunningham, Chief Executive Officer
and President

Select Resources Corporation, a Delaware corporation

By:	/s/ Maston N. Cunningham
Maston N. Cunningham, Chief Executive Officer

Guaranty Agreement – Signature  Page

ANNEX 1

FORM OF ASSUMPTION AGREEMENT (GUARANTY AGREEMENT)

ASSUMPTION AGREEMENT (GUARANTY AGREEMENT) (this “Assumption”), dated as of ________,20__ made by __________________, a _______________________ (“Subsidiary Guarantor”), in favor of GEORGE T. GAMBLE 1991 TRUST, ( “Lender”).  Unless otherwise noted, all capitalized terms not defined herein shall have the meaning ascribed to them in the Agreement referred to below, or if not defined therein, the Guaranty referred to below.

W I T N E S S E T H:

WHEREAS, TRI-VALLEY CORPORATION, a Delaware corporation ( “Borrower”) and the Lender are parties to that certain Senior Secured Note and Warrant Purchase Agreement dated as of May 4, 2012 (as amended, modified, restated, or supplemented and in effect from time to time, the “Agreement”), providing, subject to the terms and conditions thereof, for the making of a loan by Lender to the Borrower;

WHEREAS, in connection with the Agreement, certain Subsidiaries of the Borrower have delivered a Guaranty Agreement, dated as of May 4, 2012 (as amended, supplemented or otherwise modified from time to time, the “Guaranty”) in favor of the Lender, in order to guarantee the payment by Borrower of the Liabilities and performance by Borrower of the Obligations (as defined in the Guaranty);

WHEREAS, the Agreement requires that Subsidiary Guarantor become a party to the Guaranty; and

WHEREAS, Subsidiary Guarantor has agreed to execute and deliver this Assumption in order to become a party to the Guaranty;

WHEREAS, Subsidiary Guarantor has a substantial, direct or indirect, financial interest in the benefits and advantages which will result from the Agreement.

NOW, THEREFORE, IT IS AGREED:

1.           Guaranty.  By executing and delivering this Assumption, Subsidiary Guarantor, as provided in the Agreement, hereby, jointly and severally with each other Guarantor, becomes a party to the Guaranty as a Guarantor thereunder with the same force and effect as if originally named therein as Guarantor.  Subsidiary Guarantor has a substantial, direct or indirect, financial interest in the benefits and advantages which will result from the Agreement.  Subsidiary Guarantor hereby represents and warrants that each of the representations and warranties contained in Section 5 of the Guaranty and Section 3.1 of the Agreement with respect to a Subsidiary of the Borrower is true and correct, unless otherwise disclosed to the Lender, on and as the date hereof (after giving effect to this Assumption) as if made on and as of such date and, without limiting the generality of the foregoing, represents and warrants that the value of the consideration received and to be received by Subsidiary Guarantor is reasonably worth at least as much as its liability under the Guaranty, and such liability may reasonably be expected to benefit Subsidiary Guarantor directly or indirectly.

2.           Governing Law.  This Assumption shall be governed by, and construed in accordance with, the laws of the State of New York.

Guaranty Agreement – Annex 1

IN WITNESS WHEREOF, the undersigned has caused this Assumption to be duly executed and delivered as of the date first above written.

[SUBSIDIARY GUARANTOR]

By:	____________________________________
Name:
Title:

Guaranty Agreement – Annex 1